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                                                                   EXHIBIT 10.37

CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. ss.ss. 200.80(b)(4), 200.83 AND 240.24b-2



                               INDUSTRIAL ENZYMES

                               RESEARCH AGREEMENT




                                     BETWEEN




                                NEW VENTURE LLC




                                       AND




                               DIVERSA CORPORATION
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         INDUSTRIAL ENZYMES RESEARCH AGREEMENT (including the Appendices hereto, the "IE R&D Agreement") by and between NEW VENTURE LLC, a limited liability company, duly organized and existing under the laws of Delaware having a place of business in San Diego, California, United States of America (the "LLC" or a "Party"), and DIVERSA CORPORATION, a corporation duly formed and existing under the laws of Delaware, having a place of business at 10665 Sorrento Valley Road, San Diego, California 92121, United States of America ("DIVERSA" or a "Party").

                                 R E C I T A L S

         A. DIVERSA has discovered and developed enzymes and has expertise in the rapid discovery, development, optimization and characterization of enzymes utilizing proprietary technologies.

         B. The LLC has been formed to have expertise in the marketing and commercialization of industrial enzymes.

         C. The LLC and DIVERSA wish to enter into this Agreement in order for the LLC to fund and support DIVERSA's research to discover and optimize enzymes that will be marketed and commercialized by the LLC to the industrial enzyme marketplace.

         D. DIVERSA will perform research on projects funded and supported by the LLC in order to discover and develop industrial enzymes.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereby agree as follows:


                             Article 1. DEFINITIONS

When used in this IE R&D Agreement, the following terms shall have the meanings set out below, unless the context requires otherwise. The singular shall be interpreted as including the plural and vice versa, unless the context clearly indicates otherwise.

1.1 "Affiliate" means the same as defined in the LLC Agreement, which definition is incorporated herein by reference.

1.2 "Agreement Term" means [***] from the expiration or termination of the Research Term (as defined below) or until this IE R&D Agreement is otherwise terminated as provided herein.

1.3 "Approved Fields" shall mean the definition from the LLC Agreement, which is incorporated herein by reference.

1.4 "Approved Project" means the same as defined in the LLC Agreement, which definition is incorporated herein by reference.

1.5 "Board of Directors" means the governing body of the LLC established under the terms of the LLC Agreement, which is incorporated herein by reference.

1.6 "CDA Agreement" means the Confidential Transfer Agreement between DOW and DIVERSA that is effective at the same Effective Date as this IE R&D Agreement.

1.7 "Change of Control" means the same as defined in the LLC Agreement, which definition is incorporated by reference.


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1.8      "Confidential Information" means all information, DIVERSA Know-How, DOW
         Know-How, scientific, technical, or non-technical data, Materials, business plans, financial projections, and marketing and sales information disclosed by one Party to the other, whether disclosed or provided in oral, written (including but not limited to electronic, facsimile, paper or other means), graphic, photographic or any other form, except to the extent that such information:

         a) as of the date of disclosure is known to the receiving Party as shown by written documentation, other than by virtue of a prior confidential disclosure from the disclosing Party to the receiving Party;

         b) as of the date of disclosure is in, or subsequently enters, the public domain through no fault or omission of the receiving Party;

         c) as of the date of disclosure or thereafter is obtained from a Third Party free from any obligation of confidentiality; or

         d) as of the date of disclosure or thereafter is developed by the receiving Party independent of the disclosure by the disclosing Party as evidenced by written documentation.

         Any information first submitted to the other Party in a non-written form must be identified as confidential information at that time, then reduced to writing within thirty (30) days, marked as confidential and provided to the receiving Party.

1.9 "Controls" or "Controlled" means, with respect to intellectual property, possession (other than by virtue of this IE R&D Agreement) of the ability to grant licenses or sublicenses to the other Party hereto without violating the terms of any agreement or other arrangement with any Third Party and to the knowledge and belief of the granting Party without violating the rights of a Third Party.

1.10 "Development Agreement" means the Industrial Enzymes Development Agreement between DOW and the LLC effective as of the Effective Date.

1.11 "DIVERSA Intellectual Property" means DIVERSA Patent Rights and DIVERSA Know-How.

1.12 "DIVERSA Know-How" means [***] (a) which are conceived, discovered or invented during the Research Term in the course of performance of the R&D Program or (b) which have been conceived, discovered or invented by DIVERSA prior to this IE R&D Agreement, and Controlled solely by DIVERSA, and which are necessary or appropriate to develop and commercialize Licensed Products; and does not include any inventions within the DIVERSA Patent Rights. All rights to the LLC regarding the DIVERSA Know-How are determined by this Agreement, the LLC License, the CDA Agreement, and the LLC Agreement as stated respectively therein.

1.13 "DIVERSA Patent Rights" means (i) all patents and patent applications which are conceived of during the Research Term and in the course of performance of the R & D Program, and which are necessary for the LLC to make, use or sell the Licensed Products (as defined in the LLC License); if such patent rights arise they shall be listed on Appendix B-1, attached hereto and made a part hereof; (ii) the patents and patent applications listed on Appendix B-2, attached hereto and made a part hereof, are patent rights of DIVERSA that predate this IE R&D Agreement but which patent rights are necessary for the LLC to make, use or sell the Licensed Products; and (iii) any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions or other governmental actions which extend any of the subject matter of the patent applications or patents in (i) or (ii) above, and any substitutions, confirmations, patents-of-addition, registrations or revalidations of any of the foregoing, in each case, which are Controlled by DIVERSA during the Research Term and which are necessary for the LLC to make, have made, use, sell, have sold, export or import the Licensed Products. All patents and patent


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         applications subject to this definition are listed on Appendix B or will be included on Appendix B by the end of the IE R&D Agreement Term.

1.14 "DIVERSA Research Results" means Research Results invented or discovered solely by DIVERSA.

1.15 "DOW" means The Dow Chemical Company, having a place of business at Midland, MI.

1.16 "DOW Know-How" means [***] and other information of any kind (a) which are conceived, discovered or invented during the Research Term under the terms of the Development Agreement or (b) which have been conceived, discovered or invented by DOW prior to this IE R&D Agreement, and Controlled solely by DOW, which are provided by DOW under the terms of the CDA Agreement, and which are necessary or appropriate to develop and commercialize Licensed Products; and does not include any inventions within the patent rights Controlled by DOW. All rights to the LLC and DIVERSA regarding the DOW Know-How are determined solely by the Development Agreement.

1.17 "Effective Date" means the effective date of the LLC Agreement upon the Signature Date.

1.18 "Enzyme" means [***] provided to the LLC under this IE R&D Agreement by DIVERSA which is within the claims of DIVERSA Patent Rights or that incorporates, is derived from, or is identified, discovered, developed or made through the use of DIVERSA Know-How.

1.19 "FTE" means the equivalent of one full year of work on a full time basis by a scientist or other professional possessing skills and experience necessary to carry out the R&D Program by DIVERSA, determined in accordance with DIVERSA's normal policies and procedures.

1.19 "LLC Agreement" means the Limited Liability Company Agreement executed between DOW and DIVERSA, having an effective date of June 29, 2000, establishing a joint venture to market enzymes to the industrial enzyme marketplace.

1.20 "LLC License" means the Industrial Enzyme License Agreement as described in Section 5.1 hereof.

1.21 "Licensed Enzyme" means any Enzyme which is used in Approved Fields and which is identified, discovered, or developed under this IE R&D Agreement and which is designated by the Board of Directors to be licensed under the LLC License and listed on Appendix F attached hereto, and encompassed within DIVERSA Patent Rights and listed on Appendix B-1 or B-2, which is attached hereto and made a part hereof.

1.22 "Licensed Product" means any product containing or consisting of a Licensed Enzyme.

1.23 "Materials" mean any Enzyme as a sample, formulated product, or in any tangible form provided by DOW on behalf of the LLC to DIVERSA under the CDA Agreement.

1.24 "MTA" means a material transfer agreement for exchange of any Materials or DIVERSA Know-How to any Third Party by DIVERSA or the LLC, a copy of which is attached hereto as Appendix E.

1.25 "R&D Program" means the research and development program to be conducted during the Research Term by DIVERSA pursuant to Article 2, as more fully described in the Work Plans.


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1.26     "Research Committee" or "RC" means the scientific personnel from
         DIVERSA and at least one person from the LLC that oversees the R&D Program.


1.27 "Research Data" means all data, sequences and any other information obtained or developed in the course of performance of the R&D Program.

1.28 "Research Management Committee" or "RMC" means the committee created pursuant to the LLC Agreement.

1.29 "Research Materials" mean all tangible property obtained or developed in the course of performance of the R&D Program, including but not limited to Enzymes.

1.30 "Research Project Flow Chart" means a chart as Appendix G, attached hereto for reference, to aid in understanding the efforts made under this IE R&D Agreement and the transfers intended from libraries to Enzymes to Licensed Enzymes to Licensed Product.

1.31     "Research Results" means Research Data and Research Materials.

1.32 "Research Term" means the period commencing on the Signature Date and continues until the fifth (5th) anniversary of the Effective Date, unless earlier terminated in accordance with Section 10.1 or extended pursuant to Section 2.1.1(h).

1.33     "Signature Date" means the date of last signature to this IE R&D
         Agreement.

1.34     "Staffing Level" shall have the meaning set forth in Section 2.1.1(e).

1.35     "Third Party" means any party who is not a Party, or an Affiliate.

1.36 "Work Plans" mean the written plans drafted by the RMC, and approved by the Board of Directors as an Approved Project, defining the activities to be carried out, and the budget, for each project within the Approved Fields during each twelve (12) month period of the R&D Program, as more specifically detailed in Appendix A-1 attached hereto and made a part hereof, as modified from time to time by the RMC in its written minutes. The Work Plan Procedures are provided in Appendix D and shown in the Research Project Flow Chart in Appendix G, both attached hereto and made a part hereof.


                             Article 2. R&D PROGRAM


2.1      Implementation of the R&D Program.

         2.1.1    Basic Provisions of Program.

                  (a) The primary objective of the R&D Program shall be the identification, development and commercialization of Licensed Enzymes providing enhanced or new properties useful in the Approved Fields. The Research Project Flow Chart in Appendix G indicates the progress expected to occur under this IE R&D Agreement; namely, [***]. Once a Licensed Enzyme is identified then the Development Agreement (as defined in the LLC License) and other terms of the LLC Agreement pertain for the remainder of the Chart.

                  (b) DIVERSA shall use its commercially reasonable efforts to conduct the activities set forth in the Work Plans. DIVERSA agrees that [***] as set forth in [***] the LLC Agreement, which terms are incorporated


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                           herein by reference. To be [***] with respect to a
                           particular project, DIVERSA [***].

                  (c)      DIVERSA will [***].

                  (d) The LLC shall fund and DIVERSA shall provide [***] over the five year Research Term. In carrying out the R&D Program, DIVERSA shall [***] ("Staffing Level"), subject to payment under Section 4.2 herein. The FTEs shall be paid and used in accord with the provisions of Section 7.3 (a) of the LLC Agreement. Between the Signature Date and the end of the year 2000, the number of FTEs shall be those FTEs approved by the Board of Directors. Any adjustments to the Staffing Level shall be made by the Board of Directors. No more than once per Research Term year, the LLC and DOW shall have the right to audit, at their expense, during regular business hours at DIVERSA's place of business, for the time charging and utilization of FTEs assigned to the R&D Program.

                  (e) DIVERSA shall perform all research in accordance with the Work Plans and if it is necessary to use the services of a Third Party for DIVERSA to perform such work under the requirements of the Work Plan, DIVERSA will contract and fund such services at its own expense.

                  (f) DIVERSA will attempt to accommodate any reasonable request of the Board of Directors, the LLC and DOW to send or receive personnel for purposes of discussing the R&D Program. Such visits and access will be at mutually agreed times, have defined purposes, be of agreed limited duration, and be scheduled in advance. The exchange of information between DIVERSA, the LLC and DOW shall be under the terms of the CDA Agreement. Each Party shall bear all expenses of their respective personnel related to these visits. It is understood that any such visiting LLC personnel may be subject to reasonable restrictions to protect intellectual property, including trade secrets, outside the R&D Program and the rights of Third Parties, which may include sequestration from research projects outside of the R&D Program. All personnel shall abide by the required rules for any Third Party visiting that Party's site, including, but not limited to, security, safety, personal injury, alcohol use and other matters.

                  (g) DIVERSA shall only use [***] in the R&D Program that, to the best of DIVERSA's knowledge, [***]. Any use of [***] in a Work Plan must be specifically mentioned to the Board of Directors and not present added cost or obligations to the LLC for its use.


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                  (h)      The Research Term may be extended beyond the initial
                           five (5) year period (the "Initial Term") as follows:
                           (i) DOW, at its sole option, may extend the Research Term under the same terms and conditions set forth herein, except that the FTEs are paid in accord with the LLC Agreement (which terms are incorporated herein by reference) for a [***] period following the Initial Term (the "First Extension") by providing written notice to DIVERSA and the LLC at least [***] prior to the end of the Initial Term; and (ii) if the Research Term is extended for the First Extension, the LLC and DIVERSA may extend the Research Term for an additional [***] period following the First Extension upon mutual written consent in accord with the LLC Agreement (which terms are incorporated herein by reference).

         2.1.2    Collaborative Efforts and Reports

                  (a) The Parties agree that the successful execution of the R&D Program will require the collaborative use of both Parties' areas of expertise. The Parties shall keep the RC fully informed about the status of the portions of the R&D Program they respectively perform, including any possible inventions. Without limiting the foregoing, each Party shall furnish to the RC annual written reports within thirty (30) days after the end of each calendar year, describing the progress of its activities in connection with the R&D Program in reasonable detail, including at least:

                           (i) an estimation by DIVERSA of the FTEs used for each project and the budget used for each Work Plan, and

                           (ii) a summary of any testing and development of Enzymes and Licensed Enzymes and Licensed Products performed by DIVERSA and the LLC in accordance with any Approved Project.

                           The reports described in this Section 2.1.2 (a) shall describe [***], and shall also contain sufficient other information to allow a Party to monitor the other Party's compliance with this IE R&D Agreement. All reports and information provided under this
                           Section 2.1.2 (a) shall be deemed Confidential Information of the Party which provided the information.

                  (b) The RC shall promptly inform the RMC of all RC reports under Section 2.1.2 (a) for further consideration by the RMC and provide any additional information requested by the RMC or Board of Directors so that the RMC may prepare a proposal for its approval as an Approved Project to the Board of Directors.

         2.1.3    Records.

                  During the Research Term and continuing for a period of [***] years thereafter, and/or as required by regulatory bodies, DIVERSA and the LLC shall maintain records of the R&D Program (or cause such records to be maintained), both in notebooks and electronic forms that are generated for the R&D Program that are separate from any Third Party information, in sufficient detail and good scientific manner as will properly reflect all work done in the R&D Program and results achieved in the performance of the R&D Program. Each Party shall allow the other Party to have reasonable access to all pertinent Research Data generated by or on behalf of such Party with respect to each Licensed Enzyme and Licensed Product. These records may also be provided to DOW, at its request, under the terms of the CDA Agreement. This retention of records may be extended if there is a legal proceeding pending (i.e., court action, or US interference or opposition in any country involving the Intellectual Property) where those records are


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                  reasonably required and a written request with the reason is provided to the Party. Nothing herein shall require, or be construed to require, that DIVERSA disclose to the LLC any DIVERSA Know-How, except to the extent necessary for the commercialization of Licensed Products.

         2.1.4    Work Plans.

                  (a) The LLC, Board of Directors, DIVERSA and DOW may submit an idea for a project to the LLC. The LLC then submits the proposed idea to the RMC for preparing a project proposal for consideration of the project's technical feasibility by the RMC, the market opportunity analysis by the LLC, and intellectual property evaluation by the LLC. The RMC shall then present its project proposal to the LLC (for example to the LLC's President or Board of Directors). When the Board of Directors indicates by its written minutes that a proposed project should proceed to be developed in accordance with Section 14.2 of the LLC Agreement, then that proposal becomes an Approved Project.

                  (b) In order to carry out the R&D Program for an Approved Project, the RMC shall request that the RC draft detailed Work Plans which contains the items in 2.1.4
                           (c). These Work Plans shall be in writing and attached hereto as Appendix A-1. The Work Plans for each initial project will be agreed to no later than thirty (30) days after the Signature Date and will be attached hereto as Appendix A-1 and made a part hereof. For each twelve-month period during the Research Term after the period covered by the initial Work Plans attached hereto as Appendix A-1, Work Plans shall be prepared by the RC and approved by the RMC and Board of Directors no later than thirty (30) days before the end of the then current twelve-month period. Only Approved Projects may have FTEs assigned.

                  (c) Each Work Plan shall set forth [***] in accordance with the procedures set forth in Appendix D attached hereto.

                  (d) Work on each Work Plan will begin within thirty (30) days of the Board of Directors approval in writing for each relevant Work Plan. Licensed Enzymes derived from the research work performed by DIVERSA hereunder, and designated by the RMC in accordance with Section 2.2.1, will be listed in Appendix F attached hereto, and will be delivered to the LLC as specified in Appendix D.

                  (e) If the RC, after consultation with the RMC, is unable to agree as to the terms of a Work Plan for any given [***] period following the initial twelve-month period for a Work Plan, by the date provided in
                           Section 2.1.4 (b), above, then the matter shall be addressed by the Board of Directors. If the Board of Directors is unable to resolve the issue, then the matter shall be addressed as provided in Article 13 below.

                  (f) The Work Plans may be modified by the RC to satisfy the requirements of the project, but a written copy of each revised Work Plan, signed by the chair of the RC, reviewed by the RMC and approved by the Board of Directors, shall be supplied to each Party as an amendment to Appendix A-1.


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         2.1.5    Disclosures.

                  If DIVERSA or the LLC wishes to disclose any Research Results to a Third Party on a confidential basis (not for publication), it shall first submit a description of the proposed disclosure directly to all members of the RMC for review at least thirty (30) days prior to any such disclosure. Within thirty (30) days of receipt of such description, the RMC shall notify DIVERSA or the LLC, as the case may be, of its approval or denial of such disclosure, provided such approval shall not be unreasonably withheld. Failure to provide such notice within the thirty (30)-day period shall be deemed to be consent to the proposed disclosure.

                  Notwithstanding the foregoing, subject to Section 2.5, DIVERSA may provide any Licensed Enzyme under confidentiality terms at least as strict as this Agreement to a Third Party without the consent of the RMC or the LLC for use outside the Approved Fields. DIVERSA shall not provide any Licensed Enzyme for use in the Approved Fields to any Third Party. The LLC may provide any Licensed Enzyme under confidentiality terms at least as strict as this IE R&D Agreement to any Third Party without the consent of DIVERSA within the Approved Fields.

2.2      Research Committees.

         2.2.1    Establishment and Functions of the RC.

                  (a) DIVERSA and the LLC hereby agree to establish the RC for the IE R&D Agreement to oversee the R&D Program. The RC shall act in an advisory capacity to the RMC, and all projects developed by the RC are subject to the approval of the RMC and the Board of Directors. The RC shall inform the RMC of all results as promptly as possible to enable the further commercialization efforts of the LLC. When advising the RMC, the RC shall, among other things, provide evidence of the technical feasibility of each project proposed, offer alternative approaches to achieving the objective of each project, and convey any disagreements among the Committee Members that relate to the Project. The RC will act on behalf of the Parties and will be responsible for the planning, coordinating, supervising and directing the R&D Program, and for assisting the RMC in setting forth research and development objectives, including, without limitation:

                           (i) Projects. Determining whether research projects should be continued as active projects, and

                           (ii) Resources. Determining resource allocation for the R&D Program, so as to insure that meaningful research and development activity will be undertaken on all projects in each 12-month period, taking into account that the overall research and development focus reflects both technical and commercial priorities.

                           (iii) Design and Development of Work Plans. The RC shall take into account the desires and directions of the RMC and advise the RMC in writing on all Work Plans undertaken pursuant to this IE R&D Agreement in accordance with the procedures set forth in Appendix D, attached hereto and made a part hereof. The design and development of the Work Plans by the RC will be based on, but not limited to, [***] and [***]. In addition, for all Approved Fields which are not Approved Fields, the RC shall advise the RMC and Board of Directors whether DIVERSA is free to collaborate or has previously granted rights


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                                    to a third party for the particular project
                                    at the time the project is proposed.

                           (iv) Designation of Licensed Enzymes. Based on the research and development efforts undertaken pursuant to Work Plans, the RC shall recommend to the RMC the selection of Enzymes for designation as Licensed Enzymes. Such recommendation shall be accompanied by an amendment to the relevant Work Plan with respect to the further evaluation and commercial development of such Enzymes. Based on the information received from the RMC, the Board of Directors shall notify the RMC in writing whether it accepts such Enzymes as Licensed Enzymes. Upon acceptance by the Board of Directors, DIVERSA shall deliver any Licensed Enzymes under the terms of the LLC License to the LLC, or if requested by the LLC to DOW, for evaluation and commercial development.

                  (b) Projects. Either Party, DOW or the Board of Directors may propose projects for a Work Plan. If a Work Plan for any candidate project within the Approved Fields is not approved in writing by the Board of Directors then the terms of Section 3.8 (b) and (c) the LLC Agreement control what either Party may do with that project.

         2.2.2    RC Membership.

                  DIVERSA and the LLC each shall appoint, in its sole discretion, three members to the RC, including a chair designated by DIVERSA (which may be substituted by another DIVERSA person at any time by written notice to the LLC prior to any meeting of the RC). All RC members shall be full time employees of DIVERSA and the LLC. If either Party desires that an employee of an Affiliate or a consultant attend an RC meeting, then such consultant to a Party must be under confidentiality obligations to that Party having terms at least a strict as those of this IE R&D Agreement, must be approved in writing to attend by the other Party, and such person has no vote in the decisions of the RC. The initial RC members are identified in Appendix A-2 attached hereto and made a part hereof, which Appendix shall be updated in writing from time to time to reflect any changes in RC membership.

         2.2.3    Meetings.

                  The RC shall meet at least quarterly, in San Diego, California, unless the Parties agree otherwise. The first such meeting shall be held within thirty (30) days after the Signature Date at which time the initial Work Plans shall be finalized. Any additional meetings, other than quarterly meetings, shall be held at places and on dates selected by the chair of the RC. RC members may participate in any such meeting in person, by telephone or by videoconference. In addition, the RC may act without a formal meeting by a written memorandum signed by the chair of the RC with consensus of all other RC members. Subject to the obligations set forth in
                  Article 6, other full-time employees of each Party, in addition to the members of the RC, may attend RC meetings as non-voting observers at the invitation of either Party with the prior written approval of the other Party.

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         2.2.4    Minutes.

                  The RC shall keep minutes of its meetings that record all decisions and all actions recommended or taken. The Party hosting the meeting shall be responsible for the preparation of the meeting agenda and the LLC shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be delivered by mail, electronic mail or facsimile to each RC member within twenty (20) days after each meeting. Any intellectual property issues that may need attention will be highlighted and forwarded to each Party's patent coordinator. Draft minutes shall be edited by the chair and shall be issued in final form only with his/her approval and agreement as evidenced by his/her signature on the minutes. A copy of the signed minutes shall be retained in each Party's files for at least five (5) years after termination of this IE R&D Agreement.

         2.2.5    Quorum; Voting; Decisions.

                  At each RC meeting, at least two members appointed by each Party shall constitute a quorum and decisions shall be made by unanimous vote. If the RC is unable to reach agreement on any matter, such dispute shall be settled pursuant to Article 13 below.

         2.2.6    Expenses.

                  DIVERSA and the LLC shall each bear all expenses of their respective RC members related to their participation on the RC and attendance at RC meetings.

2.3      Third Party Licenses.

         2.3.1    LLC Responsibility.

                  In the event that the DIVERSA or the LLC can reasonably demonstrate that infringement of a Third Party's patent rights would reasonably result from the LLC's performance under a Work Plan, then that party shall so notify the other. In the event that it is necessary to acquire any Third Party license for the LLC to perform its obligations under the R&D Program with regard to materials provided to or on behalf of the LLC, including, without limitation, any gene provided to the LLC, the LLC will be responsible for the payment of any amounts due to Third Parties for the license of intellectual property necessary for the performance of the R&D Program with regard to such materials and the costs of negotiating and preparing any such license. The decision whether such a license is required shall be solely the LLC's, and DIVERSA shall be notified of that decision. In the event that DIVERSA disagrees with the decision of the LLC and DIVERSA believes that it is at risk to perform a Work Plan, DIVERSA may notify the LLC, and the relevant Work Plan may be modified or terminated by the LLC. The LLC may, at its discretion and expense, then work with a Third Party for such Work Plan.

         2.3.2    DIVERSA Responsibility.

                  In the event that it is necessary to acquire any Third Party license for DIVERSA to perform its obligations under the R&D Program DIVERSA will be responsible for the payment of any amounts due to Third Parties for the license of intellectual property necessary for the performance of the R&D Program with regard to materials and the costs of negotiating and preparing any such license. The decision whether such a license is required shall be solely DIVERSA's, and the LLC shall be notified of that decision.

         In the event that DIVERSA does not obtain the Third Party license (whether by choice or otherwise), then the LLC may require either that the material or other information or act cease being used in the R&D Program or the LLC may obtain a license for itself.

2.4      Infringement Claims.

         In the event that LLC or DIVERSA receives a written notice of an allegation of possible patent infringement from a Third Party or determines that there is such possible infringement based on the use of an Enzyme, material or Licensed Enzyme, such Party shall, within thirty
         (30) days, notify the other Party in writing and provide an explanation of the circumstances. DIVERSA may provide a legal memorandum to the LLC from its counsel, which may be based on a prior written opinion by that counsel, explaining DIVERSA's position and the basis therefore.

2.5 Post Research Term Cooperation. At least [***] prior to the expiration of the Research Term, the Parties shall meet to agree on mechanisms for coordinating and managing activities (including, but not limited to, patent prosecution and publication review) that will occur after the expiration of the Research Term which would otherwise be addressed by the RC. Any patent applications included in DIVERSA Intellectual Property which have not been filed shall be filed in the first instance during the IE R&D Agreement Term, and all Parties shall cooperate with respect to all issues and formal papers. As part of such consideration, if any research project has not yet resulted in a Licensed Enzyme and requires reasonable additional development to accomplish such result, and the RC notifies the LLC, at the RC's last meeting of this further development request, then if the LLC wishes to continue such research project with the help of DIVERSA, then DIVERSA agrees to consider in good faith the terms of such a continuation as proposed by the LLC, which, in any event, may include the undertaking by DIVERSA to give to the LLC access to experienced DIVERSA FTEs to be employed in the diligent continuation of the research project at the same cost as set forth in this IE R&D Agreement. Notwithstanding the foregoing, in no event will DIVERSA be obligated to continue any Research Project beyond the Research Term. Should DIVERSA elect not to continue with such incomplete research project, then the LLC is permitted to continue such research project in any manner, including with a Third Party, but without the use of DIVERSA Intellectual Property.

         For [***] after the Agreement Term, the Parties agree to provide services support for such matters as required (e.g., this Section 2.5) to the other Parties in accord with a Services Agreement to be executed subsequently between the Parties as described in the LLC Agreement (which terms are incorporated herein by reference).

2.6      Research Exclusivity.

         During the Research Term, DIVERSA will not collaborate with or license the rights to any Third Party to use any Licensed Enzyme in the Approved Fields, so long as the LLC satisfies the diligence obligations set forth in the Work Plan with respect to the development of the applicable Licensed Enzyme.

         During the Research Term, the LLC will not collaborate with or license the rights to any Third Party to discover or evolve any enzyme in the Approved Fields.

                    Article 3. ASSIGNMENT AND RETAINED RIGHTS

3.1      Assignment.

         3.1.1 The LLC. The LLC shall be able to assign its rights under this IE R&D Agreement to its Affiliate so long as such Affiliate can perform the obligations for the LLC.

         3.1.2 DIVERSA. DIVERSA shall not have the right to assign this IE R&D Agreement in connection with the transfer or sale of all or substantially all of the business of DIVERSA to which this IE R&D Agreement relates, whether by merger, sale of stock, sale of assets or otherwise, without the prior written consent of the LLC, which consent would not be unreasonably withheld. If any Change of Control of DIVERSA occurs during this IE R&D


*CONFIDENTIAL TREATMENT REQUESTED

                  Agreement Term, then the Change of Control provisions under the LLC Agreement shall be applied to this IE R&D Agreement.

3.2      Retained Rights.

         3.2.1 DIVERSA shall retain all right, title and interest in and to the DIVERSA Intellectual Property. The only rights granted to the LLC and research performed for the LLC are stated in
                  Article 2 and in the LLC License and the LLC Agreement (which terms are incorporated herein by reference).

         3.2.2 DIVERSA may grant to Third Parties licenses under the DIVERSA Intellectual Property for use of Licensed Enzymes outside the Approved Fields; provided, however, that such licenses do not conflict with any rights granted to the LLC herein or under the LLC License.

         3.2.3 DIVERSA shall retain the right to use [***]. Also, all DIVERSA Know-How is retained by DIVERSA with the only rights granted as stated herein.

         3.2.4 DIVERSA shall retain the right to use [***]. However, DIVERSA may not [***].


                               Article 4. PAYMENTS

4.1      Technology Development and Exclusivity Fees.

         The payments due for technology development and exclusivity shall be made in accord with the terms of the LLC Agreement.

4.2      FTE Payments.

         In addition to the other payments due pursuant to this Article 4, the LLC will pay DIVERSA for the FTEs in the manner described in the LLC Agreement.

4.3      Consideration.
         The Parties hereby acknowledge that the payments under Article 4 constitute sufficient, adequate and sufficient consideration for this IE R&D Agreement.


                             Article 5. LLC LICENSE

5.1      LLC License.

         The Parties have entered into a LLC License covering Licensed Enzymes and Licensed Products executed contemporaneously with this IE R&D Agreement, a copy of which is attached hereto for reference as Appendix C.


*CONFIDENTIAL TREATMENT REQUESTED

5.2      Representations.

         DIVERSA hereby represents that:

                  (a) it is willing and able to grant to the LLC an exclusive, worldwide license under the DIVERSA Intellectual Property to use the Licensed Enzymes solely to make, have made, use, sell, offer for sale and import Licensed Products (as defined in the LLC License) in the Approved Fields, and

                  (b) that to the best of its knowledge, there are no Third Party licenses required for the LLC to practice the DIVERSA Intellectual Property.


                Article 6. TREATMENT OF CONFIDENTIAL INFORMATION

6.1      Confidentiality.

         6.1.1    General.

                  (a) DIVERSA and the LLC each recognize that the other Party's Confidential Information constitutes highly valuable and proprietary confidential information. Subject to the terms and conditions of Article 8, DIVERSA and the LLC agree that, except as required by applicable law, rule or regulation (including the filing and prosecution of patent applications) or judicial or administrative order, during the Agreement Term and for five (5) years thereafter, unless these terms are modified by the LLC License after the expiration of the Agreement Term that:

                           (i) it will keep confidential and will cause its employees, consultants, and Affiliates, to keep confidential, all Confidential Information of another Party that is disclosed to it, or to any of its employees or consultants, under or in connection with this LLC Agreement; and

                           (ii) neither it nor any of its respective employees, consultants or Affiliates shall use Confidential Information of another Party for any purpose whatsoever, except as expressly permitted in this IE R&D Agreement.

                  (b)      Notwithstanding subsection (a) above:

                           (i) either Party may disclose another Party's Confidential Information to the extent reasonably necessary in prosecuting or defending litigation, complying with applicable governmental regulations or court orders or otherwise submitting information to tax or other governmental authorities; provided that, if a Party is required to make any such disclosure of another Party's Confidential Information, it will give reasonable advance notice to the concerned Party of such disclosure and will use reasonable efforts to secure confidential treatment of such Confidential Information (whether through protective orders or otherwise); and

                           (ii) the Parties will reasonably cooperate with each other in the making of reasonable disclosures of Confidential Information to actual and potential agents, investment bankers, investors and potential investors of each Party; provided, however, that such disclosures shall be critically required for an investment objective, notice shall be provided to the Party who owns the Confidential Information to protect its rights, and only be made under the terms of a confidentiality agreement providing protections no less stringent than those contained herein.

                  (c)      CDA Agreement.

                                    The Parties agree that to exchange
                           Confidential Information between themselves and DOW under agreements concerning the LLC to which they are not all a party, they will comply with the terms of the LLC Agreement and the CDA Agreement. The CDA shall provide protection for exchange of information that is not otherwise provided under this IE R&D Agreement and shall control for that Confidential Information exchange purpose.

                  (d)      MTA.

                                    The Parties agree that to ensure the
                           exchange of Materials, Enzymes or Licensed Enzymes, if needed, they will execute a MTA in the form of attached Appendix E, which shall be attached hereto and made a part hereof. If the CDA Agreement is deemed sufficient by the Parties for that exchange, then an MTA shall not be required.

6.2      Restricted Access.

         6.2.1 Disclosure of a Party's Confidential Information to any of the officers, employees, consultants or agents of the other Party shall be made only if and to the extent necessary to carry out rights and responsibilities under this IE R&D Agreement and shall be limited to the maximum extent possible, consistent with such rights and responsibilities, and shall only be made to persons who are bound to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this IE R&D Agreement. If the LLC discloses any DIVERSA Confidential Information to LLC's Affiliates, it shall do so under these same terms and conditions of this Section 6.2.

         6.2.2 Under the terms of the CDA Agreement, either DIVERSA or the LLC may disclose Confidential Information to DOW.

         6.2.3 Each Party shall use at least the same standard of care, but no less than a reasonable standard of care for this industry, as it uses to protect its own Confidential Information to ensure that its Affiliates, employees, agents, consultants and other representatives do not disclose or make any unauthorized use of Confidential Information of the other Party. Each Party shall promptly notify the other Party of any unauthorized use or disclosure of Confidential Information of the other Party.

         6.2.4 Within 60 days following termination or expiration of this IE R&D Agreement, each Party will return to the other Party, or destroy, upon the written request of the other Party, all Confidential Information disclosed to it by the other Party pursuant to this IE R&D Agreement, including all copies and extracts of documents; provided that a Party may retain Confidential Information of the other Party relating to any license under the LLC License or right to use Intellectual Property that survives such termination and one copy of all other Confidential Information may be retained in confidential and inactive legal archives solely for the purpose of establishing the contents thereof and to determine the continuing obligations of each Party.

6.3      Employee Confidentiality Agreements.

                  DIVERSA and the LLC each represent that all of its employees and any consultants to such Party participating in the R&D Program or who shall otherwise have access to Confidential Information of the other Party are bound by written agreements to maintain such information in confidence and not to use such information except as expressly permitted herein. Each Party agrees to enforce confidentiality obligations by which its employees and consultants are bound.

6.4      Publicity.

         6.4.1 Except as expressly provided herein, neither Party may disclose the existence or terms of this IE R&D Agreement without the prior written consent of the other Parties; provided, however, that a Party may make such disclosure to the extent required by law and that either Party may make a disclosure of the existence of this IE R&D Agreement to its attorneys, advisers, investors, prospective investors, lenders and other financing sources, under circumstances that reasonably ensure the confidentiality thereof.

                  Notwithstanding the foregoing, the Parties shall mutually agree upon a press release to announce the execution of this IE R&D Agreement, together with a corresponding Q&A outline for use in responding to inquiries about the IE R&D Agreement; thereafter, the LLC and DIVERSA may each disclose to Third Parties the information contained in such press release and Q&A outline without the need for further approval by another Party. The financial terms of this IE R&D Agreement shall not be publicly disclosed, except to the extent mutually agreed to in writing or to the extent required by any Securities and Exchange Commission filings or regulations, but all financial terms must be redacted prior to submission.

         6.4.2    In addition, DIVERSA may

                  (i) make public statements regarding Licensed Enzymes by announcing in general terms the achievement of results, following consultation with DOW and the LLC, and with the prior written consent of DOW and the LLC, and

                  (ii) without the prior consent of DOW or the LLC, make public statements, without identifying DOW or the LLC, regarding the overall success rate(s) achieved by and/or for its customers with the use of its technology, including a general description of activities undertaken in connection with the R&D Program under this IE R&D Agreement, and success of such activities.

         6.4.3 The LLC is free to make public statements, press releases, and the like, with respect to Licensed Enzymes and Licensed Products.

6.5      Publication.

         A Party wishing to publish or otherwise publicly disclose its Research Results shall first submit a draft of the proposed manuscripts simultaneously to all members of the RMC for review by the other Party at least 60 days prior to any submission for publication or other public disclosure. To avoid loss of patent rights as a result of premature public disclosure of patentable information, the reviewing Party shall notify the submitting Party in writing within 30 days after receipt of such proposed disclosure whether the reviewing Party desires that a patent application be filed on any invention disclosed in such proposed disclosure. In the event that the reviewing Party desires such filing, the submitting Party shall withhold publication or disclosure of such proposed disclosure until the earlier of (i) the date a patent application is filed thereon, or (ii) the date the Parties determine after consultation that no patentable invention exists, or (iii) 90 days after receipt by the submitting Party of the reviewing Party's written notice of the reviewing Party's desire to file such patent application. If the proposed disclosure contains Confidential Information of the reviewing Party that is subject to nondisclosure obligations under this Article 6, the submitting Party agrees to remove such Confidential Information upon request of the reviewing Party.

                     Article 7. INTELLECTUAL PROPERTY RIGHTS

7.1      Disclosure of Inventions.

         Each Party shall promptly inform the RMC of all Research Results relevant to the progress of each Work Plan towards its pre-agreed goals, in accordance with a procedure established by the RMC.

7.2      Ownership.

         All intellectual property rights, which are in possession of either Party as of the Signature Date, shall remain in the possession of that Party. No license is implied to any intellectual property rights unless specifically granted herein or by the LLC License.

         Inventorship during the Research Term shall be determined in accordance with United States patent law and ownership of any inventions arising during this IE R&D Agreement shall be by assignment to the employer of the inventor. If the Parties can not agree on inventorship or ownership of an invention, then a neutral patent attorney acceptable to both Parties shall make the determination, with each Party equally sharing the costs.


         Article 8. FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS

8.1 Filing and Prosecution of Patents. DIVERSA will be responsible, at its sole expense, for the patent filing, prosecution and maintenance of its inventions under Appendix B. Inventions, patent applications, and patents listed on Appendix B-1 shall be available, upon designation in accordance with Section 2.2 herein, as a Licensed Enzyme or Licensed Product under the LLC License. Inventions, patent applications, and patents listed on Appendix B-2 shall be available, if necessary, for the Approved Fields as a grant for either a hold harmless from prosecution to the LLC or as a non-exclusive license for a Licensed Enzyme or Licensed Product under the terms of the LLC License.

8.2 Cooperation. Each Party shall use reasonable efforts to obtain patent coverage that is as broad as possible to cover all potential commercial applications thereof. The Parties and DOW agree to cooperate in the decisions on where, when and how to file patent applications under Appendix B-1 to maximize the patent portfolio available for Licensed Enzymes and Licensed Products.


                             Article 9. LEGAL ACTION

9.1      Actual or Threatened Infringement.

         In the event either Party becomes aware anywhere in the world of any actual or threatened commercially material infringement or unauthorized possession, knowledge or use of any DIVERSA Patent Rights (collectively, an "infringement"), that Party shall, within sixty (60) days, notify the other Party and provide it with all available details to the extent it is legally permitted to do so. The Parties will meet to discuss the appropriate course of action, and may collaborate in pursuing such course or action.

         The Parties shall notify the Board of Directors of such information and their course of action.

9.2 Defense of Claims Asserted by Third Parties Against the LLC. The LLC shall indemnify DIVERSA for the development, manufacture, use, handling, storage, sale, or other disposition of the Licensed Products by the LLC or its Affiliates during the Agreement Term.

9.3      Defense of Claims Asserted by Third Parties Against DIVERSA.

         DIVERSA shall indemnify the LLC for the development, use, handling, storage, or other disposition of the Licensed Enzyme by DIVERSA or its Affiliates during the Agreement Term.

9.4      Notice.

         The LLC or DIVERSA shall notify the other in accord with Section 14.1 of any suits or claims or proceedings brought against it with regard to the patents listed on Appendices B-1 and B-2 or under Sections 9.2 or 9.3.


                    Article 10. TERMINATION AND DISENGAGEMENT

10.1     Term.

         This IE R&D Agreement shall be effective as of the Signature Date and, unless otherwise terminated earlier pursuant to the LLC Agreement and shall continue in full force and effect until the end of the Agreement Term.

         If DIVERSA and LLC do not receive written notice that DOW elects to extend the Research Term pursuant to Section 2.1.1(h), the Parties agree to negotiate in good faith an orderly wind-down of the research performed and funding paid following the end of the Initial Term.

10.2     Change of Control.

         The Parties shall have the right to terminate this IE R&D Agreement upon a Change of Control of DIVERSA in the manner described in the LLC Agreement, which is incorporated herein by reference.

10.3     Material Breach.

         In the event that either Party commits a material breach of any obligations under this IE R&D Agreement and such Party fails to (a) remedy that breach within ninety (90) days after receiving written notice thereof from the non-breaching Party, (b) to commence dispute resolution under Article 13 within ninety (90) days after receiving written notice thereof from the non-breaching Party, then the non-breaching Party shall begin dispute resolution under Article 13. Material Breach includes failure to make any payments when due.

10.4     Effect of Termination; Accrued Obligations.

         Termination of this IE R&D Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination, nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

10.5     Surviving Provisions.

         On termination of this IE R&D Agreement: the obligations of confidentiality set forth in Sections 6.1 and 6.2 shall survive for the time stated therein; export control compliance set forth in Section
         14.13 shall survive; the indemnification obligations set forth in
         Article 12 and Third Party infringement claims set forth in Section 2.4 and Article 9 shall survive as to all claims or actions arising from events which occurred before termination. Article 13 shall survive termination of this IE R&D Agreement so long as any disputes arising prior to such termination exist. Section 7.2 of this IE R&D Agreement shall survive the expiration or termination of this IE R&D Agreement for any reason.

                   Article 11. REPRESENTATIONS AND WARRANTIES

11.1     Mutual Representations.

         DIVERSA and the LLC each represents and warrants as follows:

         11.1.1   Organization.

                  It is a corporation or company duly organized, validly existing and is in good standing under the laws of Delaware (its state of incorporation or organization), is qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the performance of its obligations hereunder requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this IE R&D Agreement.

         11.1.2   Authorization.

                  The execution, delivery and performance by it of this IE R&D Agreement have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders or (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter documents.

         11.1.3   Binding Agreement.

                  This IE R&D Agreement is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms and conditions.

         11.1.4   Warranty Disclaimer.

                  The Parties acknowledge that the research activities contemplated under the IE R&D Agreement are experimental, and that the R&D Program may not be successful. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS IE R&D AGREEMENT AND ITS ATTACHED AND REFERENCED AGREEMENTS, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY CONFIDENTIAL INFORMATION, PATENT RIGHTS, KNOW-HOW, ENZYMES, LICENSED ENZYMES, LICENSED PRODUCTS, MATERIALS OR OTHER TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS IE R&D AGREEMENT AND HEREBY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR VALIDITY OF TECHNOLOGY OR PATENT CLAIMS, ISSUED OR PENDING, WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

         11.1.5   Limited Liability.

                  EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER DIVERSA NOR THE LLC WILL BE LIABLE TO THE OTHER PARTY WITH RESPECT TO ANY SUBJECT MATTER OF THIS IE R&D AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (a) ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (b) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

                           Article 12. INDEMNIFICATION

12.1     Indemnification.

         Neither Party shall indemnify the other Party nor its Affiliates, or respective officers, directors, employees and agents and its respective successors, heirs and assigns ("Indemnitees") except for Sections 9.2 and 9.3, its respective gross negligence, or failure to perform using its reasonable best efforts under the Work Plans. This paragraph does not limit either Party's other remedies available to it under the law.

12.2     Procedure.

         A Party that intends to claim indemnification under this Article 12 (the "Indemnitee") shall promptly notify the other Party (the "Indemnitor") in writing of any loss, claim, damage, liability or action in respect of which the Indemnitee or any of its Affiliates or their directors, officers, employees, agents, consultants or counsel intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel of its own choice.

         The indemnity agreement in this Article 12 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is made without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 12.

         At the Indemnitor's request, the Indemnitee under this Article 12, and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification and provide full information with respect thereto.


                         Article 13. DISPUTE RESOLUTION

13.1     Informal Dispute Resolution.

         13.1.1   Senior Officials.

                  The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the Agreement Term, which relates to either Party's rights or obligations hereunder. In the event of the occurrence of such a dispute, either Party may, by written notice to the other Party, have such dispute referred to the Chief Executive Officer of DIVERSA and the Chairman of the Board of Directors, or their successors or counterparts, for resolution by good faith negotiations ,within sixty (60) days after such notice is received, at a mutually convenient location or by telephonic or video conferencing.

         13.1.2   Interim Conduct.

                  If the Parties are unable to reach agreement with respect to a Work Plan pursuant to Section 13.1.1, then such dispute if it relates to a Work Plan shall be referred first to the RMC and then the Board of Directors, if still unresolved it shall be resolved as described in Section 13.2 below. Any disputes other than a Work Plan that are still unresolved after Section
                  13.1 shall be resolved according to Section 13.2 below.

13.2     Arbitration.

         Any dispute under this IE R&D Agreement, except one that arises with respect to determination of the projects or other disputed matters, which is not settled by mutual consent pursuant to

         Section 13.1, shall be finally settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (or such rules as are appropriate to the dispute) by three (3) independent, neutral arbitrators having at least 15 years of experience in the areas of the contested issues and appointed in accordance with said rules. Each Party shall select one arbitrator with the two arbitrators selecting the third. The procedures or rules for the arbitration may be modified by mutual consent of the Parties, including having mediation rather than arbitration conducted. Any arbitration shall be in English held in Chicago, Illinois. The arbitrators shall determine what discovery shall be permitted, consistent with the goal of limiting the cost and time that the Parties must expend for discovery; provided, however, that the arbitrators shall permit such discovery, as they deem necessary to permit an equitable resolution of the dispute. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. Except as otherwise expressly provided in this IE R&D Agreement, the costs of the arbitration, including administrative and arbitrator fees, shall be shared equally by the Parties and each Party shall bear its own costs and attorneys' and witness' fees incurred in connection with the arbitration.

         A disputed performance or suspended performance(s) pending the resolution of the arbitration must be completed within a reasonable time period following the final decision of the arbitrators.

         Any arbitration subject to this Article 13 shall be completed within one year from the filing of notice of a request for such arbitration and a written decision with reasons therefore provided to the Parties. Any decision shall be deemed confidential and not disclosed to any Third Party. Should a Party believe that reporting the decision is required by governmental regulation, then the Parties shall mutually agree as to the content of such report.

         Any decision which requires a monetary payment shall require such payment to be payable in United States dollars, free of any tax or other deduction.

         The Parties agree that the decision shall be the sole, exclusive and binding remedy between them regarding any and all disputes, controversies, claims and counterclaims presented to the arbitrators. If a decision is not complied with by a Party, then any award or decision may be entered in a court of competent jurisdiction for a judicial recognition of the decision and an order of enforcement.


                            Article 14. MISCELLANEOUS

14.1     Notices.

         All notices (including, but not limited to, legal matters and copies of the signed RMC minutes) shall be in writing mailed via certified mail, return receipt requested, or overnight express mail, courier providing evidence of delivery, addressed as follows, or to such other address as may be designated by notice so given from time to time:

                  If to LLC:      NEW VENTURE LLC
                                  10665 Sorrento Valley Road
                                  San Diego, California 92121
                                  Attention:

                  If to DIVERSA:  DIVERSA CORPORATION
                                  10665 Sorrento Valley Road
                                  San Diego, California   92121
                                  Attention:  Chief Executive Officer

         Notices shall be deemed given as of the date received.

         If the notice relates to scientific matters, such as the RMC, a Work Plan, or a project, the notice for the Parties is to be supplied and received in the manner described above but sent to:

                  If to LLC:      LLC

                                  Attention:

                  If to DIVERSA:  DIVERSA CORPORATION.
                                  10665 Sorrento Valley Road
                                  San Diego, California   92121
                                  Attention:  Jay M. Short, Ph.D.

14.2     Governing Law and Jurisdiction.

         This IE R&D Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the application of principles of conflicts of law.

14.3     Binding Effect.

         This IE R&D Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

14.4     Headings.

         Section and subsection headings are inserted for convenience of reference only and do not form a part of this IE R&D Agreement.

14.5     Counterparts.

         This IE R&D Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

14.6     Amendment; Waiver.

         This IE R&D Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. Nevertheless, Appendix A may be amended by the signature of the chairperson of the RMC to a revised Appendix, which must then be supplied to the persons for notice under Section 14.1, Appendices D and G may be amended by signature of the chair of the RMC and approval by the Board of Directors and Appendices B-1 and B-2 may be amended by the signatures of both patent coordinators. The delay or failure of any Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any Party of any condition or of the breach of any term contained in this IE R&D Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this IE R&D Agreement.

14.7     No Agency or Partnership.

         Nothing contained in this IE R&D Agreement shall give either Party the right to bind the other Party, or be deemed to constitute either Party as an agent for the other Party or as a partner with the other Party or any Third Party.

14.8     Assignment and Successors.

         Except as expressly provided herein, this IE R&D Agreement may not be assigned by either Party without the prior written consent of the other Party, except that each Party may, without such consent, assign this IE R&D Agreement and the rights, obligations and interests of such Party, in whole or in part, to any of its Affiliates in accord with Article 3. If any Change of Control of a Party occurs and an assignment to such purchaser or other transferee of all or substantially all of its assets in the line of business to which this IE R&D Agreement pertains, or to any successor corporation resulting from any merger or consolidation of such Party with or into another entity, then the terms for Change of Control in the LLC Agreement control, including the possibility of immediate termination of this IE R&D Agreement or the buy out by DOW of DIVERSA's interest in the LLC. In the event of any merger or consolidation by a Party into another entity, such Party shall promptly notify the other Party in writing of such merger or consolidation and the obligations under this IE R&D Agreement shall be maintained and performed by the successor entity unless modified in accord with
         Section 14.6.

14.9     Force Majeure.

         Neither the LLC nor DIVERSA shall be liable to the other Party for failure of or delay in performing obligations set forth in this IE R&D Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any other cause beyond the reasonable control of a Party, and notice of such prevention of performance is promptly provided by the non-performing Party to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the non-performing Party takes reasonable efforts to remove the condition. In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

14.10    Interpretation.

         The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this IE R&D Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this IE R&D Agreement; and (iii) the terms and provisions of this IE R&D Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this IE R&D Agreement.

14.11    Integration: Severability.

         This IE R&D Agreement (including the Appendices attached hereto) together with the Confidentiality and Transfer Agreement executed between the LLC, DIVERSA and DOW, the LLC License and the LLC Agreement, all having the same effective date, sets forth all of the agreements and understandings between the Parties with respect to the subject matter hereof and supersedes all other agreements and understandings between the Parties with respect to the same.

         If any provision of this IE R&D Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of this IE R&D Agreement shall not be affected. If possible, the invalid provision shall be replaced with a valid provision, which meets the intent of the Parties.

14.12    Approvals.

         The LLC shall be responsible, at its expense, for obtaining any approvals from governmental entities which may be required under applicable law for the development of Licensed Products, and shall use its best efforts to obtain all necessary approvals as soon as reasonable. DIVERSA shall be responsible, at its expense, for obtaining any approvals from governmental entities which may be required under applicable law for the shipment of Licensed Enzymes to the LLC, or to DOW on behalf of the LLC, to perform its obligations under the R&D Program.

14.13    Export Controls and Compliance with Laws.

         This IE R&D Agreement is made subject to any restrictions concerning the export of Licensed Products, Research Results or Intellectual Property (collectively, "Technology") from the United States that may be imposed upon either Party from time to time by laws or regulations of the United States. Neither Party will export, directly or indirectly, any Technology to any country for which the United States government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce, Bureau of Export Administration, or other agency of the United States government when required by applicable statute or regulation. The Parties agree to comply with all local and state laws and regulations as well as any applicable treaties, such as the Chemical and Biological Warfare Treaty, that may regulate the Licensed Enzyme or License Product.

14.14    LLC Consent.

         The LLC hereby consents to be bound by the recited provisions of the LLC Agreement in this IE R&D Agreement.



         IN WITNESS WHEREOF, the Parties have caused this IE R&D Agreement to be executed in duplicate as of the last signature date below, by their duly authorized representatives. This IE R&D Agreement may be signed in separate counterparts by facsimile. This IE R&D Agreement is intended to be signed concurrently with the LLC License and shall not be effective until the LLC License has also been executed by both Parties.


                                           LLC


Date: June 29, 2000                        By: /s/ Fernand Kaufmann
     ------------------------------           ---------------------------------
                                                   Fernand Kaufmann
                                                   Member, Board of Directors


                                           DIVERSA CORPORATION


Date: June 29, 2000                        By: /s/ Jay M. Short, Ph.D.
     ------------------------------           ---------------------------------
                                                   Jay M. Short, Ph.D.
                                                   Chief Executive Officer

Enclosures:
Appendix A1:   Work Plans
Appendix A-2:  RC Membership
Appendix B-1:  DIVERSA Patent Rights during the IE R&D Agreement Term under the
                 Work Plans
Appendix B-2:  DIVERSA Patent Rights that predate this IE R&D Agreement
Appendix C:    LLC License
Appendix D:    Work Plan Procedures
Appendix E:    Material Transfer Agreement
Appendix F:    Licensed Enzymes
Appendix G:    Research Project Flow Chart

                                      [***]








*CONFIDENTIAL TREATMENT REQUESTED